EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Cyberkinetics Neurotechnology Systems, Inc.

EXECUTED this 14 day of February, 2005.

OXFORD BIOSCIENCE PARTNERS IV L.P.

By: OBP Management IV L.P., its general partner

By: /s/ Jonathan J. Fleming
Jonathan J. Fleming
General Partner

MRNA FUND II L.P.

By: OBP Management IV L.P., its general partner

By:	/s/ Jonathan J. Fleming
Jonathan J. Fleming
General Partner

OBP MANAGEMENT IV L.P.

By:	/s/ Jonathan J. Fleming
Jonathan J. Fleming
General Partner

/s/ Jeffrey T. Barnes
Jeffrey T. Barnes

/s/ Mark P. Carthy
Mark P. Carthy

/s/ Jonathan J. Fleming
Jonathan J. Fleming

/s/ Michael E. Lytton
Michael E. Lytton

/s/ Alan G. Walton
Alan G. Walton